Exhibit 99.01

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Immersion Corporation Achieves Net Income and Record Royalty

Revenue in First Quarter 2011

SAN JOSE, Calif., May 5, 2011 — Immersion Corporation (NASDAQ: IMMR), the leader in developing and licensing touch feedback technology (http://www.immersion.com/corporate/), today reported financial results for the first quarter ended March 31, 2011.

Total revenues for the first quarter of 2011 were $9.8 million, as compared to $9.7 million for the first quarter of 2010. Royalty and license revenues totaled a record $8.4 million for the first quarter of 2011, an increase of 30% over $6.4 million in the same period last year. Net income for the first quarter of 2011 was $1.4 million, or $0.05 per share. This compares to net loss of $(2.7) million or $(0.09) per share, for the first quarter of 2010. Adjusted EBITDA for the first quarter of 2011 was $3.3 million, an increase of $2.9 million over $374,000 in the first quarter of 2010.

“Our strong first quarter results demonstrate the value of our scalable, high-margin business model, which resulted in positive net income for the period. We experienced continued growth in revenues from royalties, which increased 30% year-over-year, driven primarily by the mobile and gaming segments,” said Immersion CEO Victor Viegas. “The initial response to the launch of our MOTIV haptic development platform by both OEMs and application developers has been very positive, and we are encouraged by the number of active engagements we have underway. We are also excited by the recent launch of our Haptify subsidiary, which will leverage the MOTIV platform to create new applications that highlight how haptics can enhance the user’s mobile experience, helping to drive adoption.”

“Based on our current outlook, we are reiterating our expectations for fiscal 2011 revenues to be in the range of $31 to $33 million and to generate net income for the full year,” concluded Mr. Viegas.

As of March 31, 2011, Immersion’s cash, cash equivalents, and short-term investments were $65.2 million, compared to $61.2 million as of December 31, 2010.

Corporate Highlights

During the first quarter of 2011, Immersion:

•

Launched the MOTIV™ Development Platform, designed to automate haptic integration into the Android OS and mobile applications, allowing both OEMs and application developers to create differentiated and engaging user experiences with high quality tactile feedback.

•

Released the MOTIV SDK 1.0, a tool kit for Android developers to integrate haptics into their applications as part of the MOTIV Haptic Development Platform. The MOTIV SDK gives Android developers access to hundreds of pre-designed haptic effects, code samples and resources to easily incorporate tactile feedback into their applications.

•	Announced the formation of Haptify, Inc, a wholly-owned subsidiary created to develop, drive adoption, promote and increase visibility of mobile applications with integrated haptics.

Conference Call Information

Immersion will host a conference call with company management on Thursday, May 5, 2011 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2011. To participate on the live call, analysts and investors should dial +1 877-941-8416 at least ten minutes prior to the start of the call. A replay of the call will be available until 11:59 p.m. Pacific time on May 12, 2011 by dialing +1 800-406-7325 and entering the passcode 4432227#. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ:IMMR) is the leading innovator in haptics technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1,000 issued or pending patents in the U.S. and other countries, Immersion helps bring the digital universe to life.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measure. Immersion discloses this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding future financial results and future market growth. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in transitioning to a pure IP licensing model; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; unanticipated difficulties and challenges encountered in development efforts; potential restructuring charges; failure to retain key personnel; potential and actual claims and proceedings, including stockholder litigation; competition; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2010 and its most recent Quarterly Report on Form 10-Q, which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

(IMMR – C)

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Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$16,222	$12,243
Short-term investments	48,954	48,961
Accounts receivable, net	1,080	815
Inventories	502	406
Deferred income taxes	342	342
Prepaid expenses and other current assets	585	3,821

Total current assets	67,685	66,588

Property and equipment, net	1,696	1,931
Intangibles and other assets, net	12,581	12,356

TOTAL ASSETS	$81,962	$80,875

LIABILITIES
Accounts payable	$609	$393
Accrued compensation	2,063	3,507
Other current liabilities	1,320	1,488
Deferred revenue and customer advances	5,558	4,429

Total current liabilities	9,550	9,817

Long-term deferred revenue	15,623	16,494
Deferred income tax liabilities	342	342
Other long-term liabilities	522	538

TOTAL LIABILITIES	26,037	27,191

STOCKHOLDERS’ EQUITY	55,925	53,684

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$81,962	$80,875

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Royalty and license	$8,353	$6,403
Product sales	1,001	2,968
Development contracts and other	414	338

Total revenues	9,768	9,709

Costs and expenses:
Cost of product sales (exclusive of amortization and impairment of intangibles shown separately below)	474	1,369
Sales and marketing	1,850	2,353
Research and development	2,099	2,461
General and administrative	3,111	5,716
Amortization and impairment of intangibles	357	235

Total costs and expenses	7,891	12,134

Operating Income (loss)	1,877	(2,425)
Interest and other income	62	79

Income (loss) from continuing operations before provision for income taxes	1,939	(2,346)

Provision for income taxes	(594)	(339)

Income (loss) from continuing operations	1,345	(2,685)

Discontinued operations:
Gain on sales of discontinued operations	43	31

Net Income (loss)	$1,388	$(2,654)

Basic net income (loss) per share
Continuing operations	$0.05	$(0.10)
Discontinued operations	—	0.01

Total	$0.05	$(0.09)

Shares used in calculating basic net income (loss) per share	28,249	28,022

Diluted net income (loss) per share
Continuing operations	$0.05	$(0.10)
Discontinued operations	—	0.01

Total	$0.05	$(0.09)

Shares used in calculating diluted net income (loss) per share	28,960	28,022

Immersion Corporation

Reconciliation of GAAP Net Income to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
GAAP Net Income (Loss)	$1,388	$(2,654)

Interest and other income	(62)	(79)
Provision for income taxes	594	339
Depreciation and amortization	246	296
Amortization and impairment of intangibles	357	235
Stock-based compensation	784	596
Restatement costs	—	1,627
Restructuring costs and sale of business	—	45
Discontinued operations	(43)	(31)

Total adjustments	1,876	3,028

Adjusted EBITDA	$3,264	$374